                                                                     Exhibit 4.1

                              TRIAD HOSPITALS, INC.

                      7% SENIOR SUBORDINATED NOTES DUE 2013

                                    INDENTURE

                          Dated as of November 12, 2003

                                 Citibank, N.A.
                                   as Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
310(a)(1)...................................................       7.10
   (a)(2)...................................................       7.10
   (a)(3)...................................................       N.A.
   (a)(4)...................................................       N.A.
   (a)(5)...................................................       7.10
   (b)(i), (ii).............................................       7.8, 7.10
   (c)......................................................       N.A.
311(a)......................................................       7.11
   (b)......................................................       7.11
   (iii)(c).................................................       N.A.
312(a)......................................................       2.5
   (b)......................................................       11.3
   (c)......................................................       11.3
313(a)......................................................       7.6
   (b)(2)...................................................       7.6
   (c)......................................................       7.6; 11.2
   (d)......................................................       7.6
314(a)......................................................       4.3; 11.2
   (b)......................................................       N.A.
   (c)(1)...................................................       11.4
   (c)(2)...................................................       11.4
   (c)(3)...................................................       N.A.
   (d)......................................................       N.A.
   (e)......................................................       11.5
   (f)......................................................       N.A.
315(a)......................................................       7.1
   (b)......................................................       7.5; 11.2
   (c)......................................................       7.1
   (d)......................................................       7.1
   (e)......................................................       6.11
316(a)(last sentence).......................................       2.9
   (a)(1)(A)................................................       6.5
   (a)(1)(B)................................................       6.4
   (a)(2)...................................................       N.A.
   (b)......................................................       6.7
   (c)......................................................       2.12
317(a)(1)...................................................       6.8
   (a)(2)...................................................       6.9
   (b)......................................................       2.4
318(a)......................................................       11.1
   (b)......................................................       N.A.
   (c)......................................................       11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1     Definitions...................................................1
Section 1.2     Other Definitions............................................17
Section 1.3     Terms of TIA.................................................17
Section 1.4     Rules of Construction........................................18

                                   ARTICLE II

                                    THE NOTES

Section 2.1     Form and Dating..............................................18
Section 2.2     Execution and Authentication.................................18
Section 2.3     Registrar and Paying Agent...................................19
Section 2.4     Paying Agent to Hold Money in Trust..........................19
Section 2.5     Holder Lists.................................................20
Section 2.6     Transfer and Exchange........................................20
Section 2.7     Replacement Notes............................................27
Section 2.8     Outstanding Notes............................................27
Section 2.9     Treasury Notes...............................................27
Section 2.10    Temporary Notes..............................................27
Section 2.11    Cancellation.................................................27
Section 2.12    Defaulted Interest...........................................28
Section 2.13    CUSIP Numbers................................................28

                                   ARTICLE III

                                   REDEMPTION

Section 3.1     Notice of Redemption to Trustee..............................28
Section 3.2     Selection of Notes to Be Redeemed............................28
Section 3.3     Notice of Redemption to Holders..............................29
Section 3.4     Effect of Notice of Redemption...............................29
Section 3.5     Deposit of Redemption Price..................................29
Section 3.6     Notes Redeemed in Part.......................................29
Section 3.7     Optional Redemption..........................................29
Section 3.8     Mandatory Redemption.........................................30

                                    ARTICLE IV

                                     COVENANTS

Section 4.1     Payment of Notes.............................................30
Section 4.2     Maintenance of Office or Agency..............................31
Section 4.3     Reports......................................................31
Section 4.4     Compliance Certificate.......................................31
Section 4.5     [Reserved]...................................................32
Section 4.6     [Reserved]...................................................32

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Section 4.7     Limitation on Restricted Payments............................32
Section 4.8     Limitation on Dividends and Other Payment Restrictions
                   Affecting Restricted Subsidiaries.........................35
Section 4.9     Limitation on Indebtedness...................................35
Section 4.10    Limitation on Sale of Assets.................................36
Section 4.11    Limitation on Transactions with Affiliates...................38
Section 4.12    Limitation on Liens..........................................38
Section 4.13    Limitation on Other Senior Subordinated Indebtedness.........38
Section 4.14    Corporate Existence..........................................38
Section 4.15    Purchase of Notes upon a Change in Control...................39
Section 4.16    Suspended Covenants..........................................40
Section 4.17    Limitation on Issuances and Sales of Capital Stock of
                   Restricted Subsidiaries...................................40
Section 4.18    Limitation on Guarantees of Indebtedness by Restricted
                   Subsidiaries..............................................40
Section 4.19    Further Assurances...........................................41

                                     ARTICLE V

                                    SUCCESSORS

Section 5.1     Consolidation, Merger and Sale of Assets.....................41
Section 5.2     Successor Person Substituted.................................42

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1     Events of Default............................................42
Section 6.2     Acceleration.................................................43
Section 6.3     Other Remedies...............................................44
Section 6.4     Waiver of Past Defaults......................................44
Section 6.5     Control by Majority..........................................44
Section 6.6     Limitation on Suits..........................................44
Section 6.7     Rights of Holders of Notes to Receive Payment................44
Section 6.8     Collection Suit by Trustee...................................45
Section 6.9     Trustee May File Proofs of Claim.............................45
Section 6.10    Priorities...................................................45
Section 6.11    Undertaking for Costs........................................45

                                    ARTICLE VII

                                     TRUSTEE

Section 7.1     Duties of Trustee............................................46
Section 7.2     Rights of Trustee............................................46
Section 7.3     Individual Rights of Trustee.................................47
Section 7.4     Trustee's Disclaimer.........................................47
Section 7.5     Notice of Defaults...........................................48
Section 7.6     Reports by Trustee to Holders of the Notes...................48
Section 7.7     Compensation and Indemnity...................................48
Section 7.8     Replacement of Trustee.......................................49
Section 7.9     Successor Trustee by Merger, etc.............................49
Section 7.10    Eligibility; Disqualification................................49
Section 7.11    Preferential Collection of Claims Against the Company........50
Section 7.12    Trustee's Application for Instructions from the Company......50

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                                ARTICLE VIII

                  DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

Section 8.1     Option to Effect Defeasance or Covenant Defeasance...........50
Section 8.2     Defeasance and Discharge.....................................50
Section 8.3     Covenant Defeasance..........................................50
Section 8.4     Conditions to Defeasance or Covenant Defeasance..............51
Section 8.5     Deposited Money and U.S. Government Obligations to Be
                   Held in Trust; Other Miscellaneous Provisions.............52
Section 8.6     Repayment to the Company.....................................52
Section 8.7     Reinstatement................................................52
Section 8.8     Discharge....................................................53

                                    ARTICLE IX

                         AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1     Without Consent of Holders of Notes..........................53
Section 9.2     With Consent of Holders of Notes.............................54
Section 9.3     Revocation and Effect of Consents............................55
Section 9.4     Notation on or Exchange of Notes.............................55
Section 9.5     Trustee to Sign Amendments, etc..............................55

                                     ARTICLE X

                                   SUBORDINATION

Section 10.1    Agreement to Subordinate.....................................55
Section 10.2    Liquidation; Dissolution; Bankruptcy.........................55
Section 10.3    Default on Designated Senior Indebtedness....................56
Section 10.4    Acceleration of Securities...................................57
Section 10.5    When Distribution Must Be Paid Over..........................57
Section 10.6    Notice by the Company........................................57
Section 10.7    Subrogation..................................................57
Section 10.8    Relative Rights..............................................57
Section 10.9    Subordination May Not Be Impaired by the Company.............58
Section 10.10   Distribution or Notice to Representative.....................58
Section 10.11   Rights of Trustee and Paying Agent...........................58
Section 10.12   Authorization to Effect Subordination........................58
Section 10.13   Amendments...................................................59

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1    Trust Indenture Act Controls.................................59
Section 11.2    Notices......................................................59
Section 11.3    Communication by Holders of Notes with Other Holders of
                   Notes.....................................................60
Section 11.4    Certificate and Opinion as to Conditions Precedent...........60
Section 11.5    Statements Required in Certificate or Opinion................60
Section 11.6    Rules by Trustee and Agents..................................61
Section 11.7    No Personal Liability of Directors, Officers, Employees
                   and Stockholders..........................................61
Section 11.8    Governing Law................................................61
Section 11.9    No Adverse Interpretation of Other Agreements................61

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Section 11.10   Successors...................................................61
Section 11.11   Severability.................................................61
Section 11.12   Counterpart Originals; Acceptance by Trustee.................61
Section 11.13   Table of Contents, Headings, etc.............................62

EXHIBITS:

Exhibit A   Form of Note
Exhibit B   Form of Certificate of Transfer
Exhibit C   Form of Certificate of Exchange
Exhibit D   Form of Certificate from Acquiring Institutional Accredited Investor

     INDENTURE dated as of November 12, 2003 by and between Triad Hospitals, Inc., a Delaware corporation (the "Company") and Citibank, N.A., a national banking association, duly organized and validly existing under the laws of the United States of America, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1 Definitions.

     "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets constituting substantially all the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "Additional Interest" means all additional interest, if any, then owing pursuant to Section 2(e) of the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or (c) any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Applicable Redemption Premium" means, with respect to any Note on any redemption date, the greater of:

          (a) 1.0% of the principal amount of such Note; and

          (b) the excess of

               (i) the present value at such redemption date of (A) the redemption price of such Note if such note were redeemed on November 15, 2008, plus (B) all required interest payments due on such note through November 15, 2008, computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points, over

               (ii) the then-outstanding principal amount of such Note.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a "transfer"), directly or indirectly, in one of a series of related transactions, of: (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets: (i) that is governed by the provisions of
Section 5.1; (ii) between or among the Company and Restricted Subsidiaries in accordance with the terms hereof, (iii) a Hospital Swap; (iv) with an aggregate Fair Market Value of less than $20,000,000 per transaction and not to exceed $100,000,000 in the aggregate in any twelve-month period; (v) long-term leases, in effect on the Issue Date, of Hospitals to another Person; (vi) long-term leases of Hospitals to another Person; provided that the aggregate book value of the properties subject to such leases at any one time outstanding does not exceed 15% of the Total Assets of the Company at the time any such lease is entered into; (vii) that are obsolete, damaged or worn out equipment or inventory that is no longer useful in the conduct of the Company's or its Subsidiaries' business and that is disposed of in the ordinary course of business; (viii) that constitutes a sale or other disposition of accounts receivable in the ordinary course of business (including for purposes of financing) for cash and in an amount at least equal to the Fair Market Value (less any customary discount) of such accounts receivable; or (ix) that is covered by and consummated in compliance with Section 4.7.

     "Attributable Debt" of any Person in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of such Person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest determined in accordance with GAAP.

     "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person, or any duly authorized committee of such board.

     "Broker-Dealer" means any broker or dealer registered with the Commission under the Exchange Act.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date hereof.

     "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-1 by Moody's or any successor rating agency; (d) repurchase obligations with a term of not more than 92 days for underlying securities of the types described in clauses (a) and (b) above; (e) demand and time deposits (including sweep accounts) with a domestic commercial bank that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (f) investments in funds investing solely in investments of the types described in clauses (a) through (e) above; (g) other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $500.0 million and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating of at least A-2 or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency); and (h) other money market investments with a weighted average maturity of less than one year in an aggregate amount not to exceed $50.0 million at any one time outstanding.

     "Change in Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company; provided that if the ESOP is the "beneficial owner" of more than 35% of the total outstanding Voting Stock of the Company, such event shall not constitute a Change in Control under this clause (a); (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and/or (B) cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under, or is otherwise not prohibited by, Section 4.7 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.1.

     "Closing" means the original issuance of Notes on the date of this Indenture.

     "Commission" means the Securities and Exchange Commission.

     "Company" shall have the meaning assigned to such term in the preamble.

     "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted to be paid to the Company or one of its Restricted Subsidiaries, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, except to the extent of the amount of cash dividends or other distributions actually paid to the Company or a Restricted Subsidiary not subject to such restriction by such Restricted Subsidiary during such period,
(e) for purposes of calculating Consolidated Adjusted Net Income under Section
4.7 any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary during such period, and (f) any net after-tax gain or loss on the acquisition, redemption, retirement or extinguishment of Indebtedness or on the disposition of securities.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, less all non-cash items increasing Consolidated Adjusted Net Income, in each case, for such period to (b) the sum of (i) Consolidated Interest Expense and (ii) cash dividend payments on Preferred Stock of the Company or any Restricted Subsidiary and non-cash dividends due on Preferred Stock of any Restricted Subsidiary for such period.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost (benefit) of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions, and (v) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries during such period, plus (c) the interest of the Company and its Restricted Subsidiaries that was capitalized during such period, plus
(d) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or a Restricted Subsidiary, to the extent such interest is actually paid by the Company or such Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided, further, that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

     "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of the Company and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

     "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 11.2 or such other address as to which the Trustee may give notice to the Company.

     "Currency Agreements" means, with respect to any Person, any foreign currency protection agreement, any foreign exchange contract, forward contract, currency swap agreement, currency option agreement or other similar agreement or arrangement to which such Person is a party or by which it is bound.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.2, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Indebtedness" means:

          (a) all Senior Indebtedness under the Senior Secured Credit Agreement and the Existing 8 3/4% Senior Notes; and

          (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $50.0 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" of the Company.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "ESOP" means the Company's Retirement Savings Plan.

     "ESOP Loans" means loans to the ESOP by the Company or guarantees by the Company of loans to the ESOP by a third party lender, in either case in connection with the purchase as promptly as practicable of shares of the Company's common stock by the ESOP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in exchange for the Initial Notes in the Exchange Offer pursuant to Section 2.6(f) or, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.2, the exchange offer contemplated by the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing 8 3/4% Senior Notes" means the 8 3/4% Senior Notes due 2009 of the Company.

     "Existing 11% Senior Subordinated Notes" means the 11% Senior Subordinated Notes due 2009 of the Company.

     "Existing Senior Indenture" means the indenture governing the Existing 8 3/4% Senior Notes.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Company in good faith.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of determination.

     "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f).

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn by letters of credit.

     "Holder" means a Person in whose name a Note is registered.

     "Hospital" means a hospital, outpatient clinic, long-term care facility, medical office building or other facility or business that is used or useful in or related to the provision of health care services.

     "Hospital Swap" means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or a Restricted Subsidiary for one or more hospitals and/or one or more Related Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or a Restricted Subsidiary in such transaction. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money, including overdrafts, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, and excluding, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, except to the extent any drawings thereunder are not reimbursed within three Business Days, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder), (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such asset or the amount of the obligation so secured, (h) all guarantees by such Person of Indebtedness of any other Person, (i) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (j) all Attributable Debt of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors of the Company, is qualified to perform the task for which such firm has been engaged and is independent with respect to the Company.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means, collectively, (i) the 7% Senior Subordinated Notes due 2013 of the Company issued on the Issue Date and (ii) one or more series of 7% Senior Subordinated Notes due 2013 that are issued subsequent to the Issue Date pursuant to Section 2.2, in each case for so long as such securities constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes such a restricted security.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate futures agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement, interest rate hedge agreement, option or futures contract or other similar agreement or arrangement to which such Person is a party or by which it is bound.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the portion (proportionate to the Company's or a Restricted Subsidiary's equity interest in each of their respective subsidiaries) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. Upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (a) the Company's (or one of its Subsidiaries') "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the

Company's (or one of its Subsidiaries') equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. "Investment" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Investment Grade Securities" mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with a rating of A- or higher by S&P, A3 or higher by Moody's or Class (2) or higher by NAIC or the equivalent of such rating by such rating organization, or, if no rating of S&P, Moody's or NAIC then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instrument, constituting loans or advances among the Company and its Subsidiaries; and (iii) investments in any fund that invests exclusively in investments of the type described in clauses
(i) and (ii) which fund may also hold immaterial amounts of cash or Cash Equivalents pending investment and/or distribution; provided, however, that in the case of clauses (i) and (ii), such securities shall have maturities of three years or less.

     "Investment Grade" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

     "Issue Date" means November 12, 2003.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference of priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement having substantially the same economic effect as the foregoing.

     "Material Subsidiary" of a Person means any Restricted Subsidiary that would be a significant subsidiary of such Person, as defined in Rule 1-02 of Regulation S-X promulgated by the Commission.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable provided in such Note or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption of purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment banks, recording fees, transfer fees and appraiser fees) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by or related to the assets or properties which are the subject of such Asset Sale or where such Indebtedness must by its terms, or as required by applicable law, be repaid out of the proceeds of such Asset Sale,
(d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (e) all distributions and other payments required to be made to non-majority interest holders in Subsidiaries or Permitted Joint Ventures as a result of such Asset Sale, and (f) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "Notes" means, collectively, the Initial Notes, the Unrestricted Notes and any Subsequent Series Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms of this Indenture.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer or the principal accounting officer of the Company, that meets the requirements of Section 11.5.

     "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.5. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Pari Passu Indebtedness" means with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes.

     "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

     "Permitted Indebtedness" means any of the following:

          (a) Indebtedness of the Company or any Restricted Subsidiary under the Senior Secured Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $1,500,000,000 under this clause (a);

          (b) Indebtedness of the Company pursuant to the Notes issued on the Issue Date;

          (c) Without duplication, Indebtedness of the Company or any Restricted Subsidiary outstanding on the date hereof (including the Existing 11% Senior Subordinated Notes and the Existing 8 3/4% Senior Notes);

          (d) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

          (e) Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person, other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary, shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

          (f) guarantees by the Company or any Restricted Subsidiary permitted to be incurred pursuant to the provisions of Section 4.9;

          (g) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business (i) pursuant to Interest Rate Agreements designed to protect the Company or any Re-stricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness and (ii) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its assets or obligations, as the case may be, denominated in a foreign currency;

          (h) Indebtedness of the Company or any Restricted Subsidiary in respect of Purchase Money Obligations and Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an aggregate amount which does not exceed $50,000,000 at any one time outstanding;

          (i) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets of shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum allowable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries;

          (j) Indebtedness of the Company or any Restricted Subsidiary represented by (i) letters of credit for the account of the Company or any Restricted Subsidiary or (ii) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which obligations or other arrangements, as the case may be, are issued in the ordinary course of business, including, without limitation, to provide security for workers' compensation claims, payment obligations in connection with self-retention or self-insurance, payment obligations in connection with participation in government reimbursement or other programs or other similar requirements;

          (k) any renewals, extensions, substitutions, refinancing or replacements (each, for purposes of this paragraph, a "refinancing") of any Indebtedness incurred pursuant to the first paragraph of Section 4.9 or referred to in paragraph (b) or (c) of this definition, including any successive refinancings, so long as (i) any such new indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing; (ii) in the case of any refinancing by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes at least to the same extent as the Indebtedness being refinanced; (iii) such new Indebtedness has an Average Life no shorter than the Average Life of the Indebtedness being refinanced and final Stated Maturity of principal no earlier than the final Stated Maturity of principal of the Indebtedness being refinanced; and (v) Indebtedness of the Company may only be refinanced with Indebtedness of the Company;

          (l) payments to or by the Company to fund the payment of or payments by the Company of dividends, loans, distributions or annual contributions calculated in accordance with the requirements of Section 415 of the Internal Revenue Code to the ESOP in amounts equal to amounts expended by the Company to repurchase shares of its Capital Stock from deceased or retired employees in accordance with the terms of the ESOP as in effect on the date of this Indenture and from employees whose employment with the Company or any of its Subsidiaries has terminated for any reason, in each case contemplated by this paragraph (l) only to the extent mandatorily required by the ESOP as in effect on the date of this Indenture, the Internal Revenue Code or ERISA; and provided, further, that in each such case the Company has deferred making any cash payments in respect of such repurchase obligations to the maximum extent possible under the ESOP as in effect on the date of this Indenture or as modified from time to time to comply with law;

          (m) Physician Support Obligations incurred by the Company or any Restricted Subsidiary; and

          (n) Indebtedness of the Company or any Restricted Subsidiary not otherwise permitted by the foregoing paragraphs (a) through (m) in an aggregate principal amount not in excess of $100,000,000 at any one time outstanding.

     "Permitted Investments" means any of the following:

          (a) Investments in Cash Equivalents or Investment Grade Securities;

          (b) Investments in the Company or any Restricted Subsidiary;

          (c) intercompany Indebtedness to the extent permitted under paragraphs
     (d) or (e) of the definition of "Permitted Indebtedness";

          (d) Investments in an amount not to exceed in the aggregate $50,000,000 at any one time outstanding;

          (e) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (f) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under Section 4.10;

          (g) any Investment in a Person engaged principally in a Related Business prior to such investment if (i) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the most recently ended four full fiscal quarter period for which consolidated financial statements are available immediately preceding the date of such Investment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph under Section 4.9 and (ii) the aggregate amount (including cash and the book value of property other than cash, as determined by the Board of Directors of the Company) of all Investments made pursuant to this paragraph (g) by the Company and its Restricted Subsidiaries does not exceed in the aggregate 30% of the Total Assets of the Company at the time the investment is made; provided that Investments of up to $100,000,000 shall be permitted under this paragraph (g) without regard to the requirements of clause (i) of this paragraph (g);

          (h) Physician Support Obligations made by the Company or any Restricted Subsidiary;

          (i) in the event the Company or a Restricted Subsidiary shall establish a Subsidiary for the purpose of insuring the health care businesses or facilities owned or operated by the Company, any Subsidiary, any Permitted Joint Venture or any physician employed by or on the medical staff of any such business or facility (the "Insurance Subsidiary"), Investments in an amount which do not exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

          (j) Investments made in connection with Hospital Swaps;

          (k) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

          (l) loans and advances to officers, directors and employees made in the ordinary course of business not to exceed $25,000,000 in the aggregate at any one time outstanding;

          (m) Interest Rate Agreements and Currency Agreements permitted under
     Section 4.9;

          (n) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (o) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable than that being renewed or replaced;

          (p) any Investment to the extent that the consideration therefor is Qualified Capital Stock;

          (q) shares of Capital Stock or other securities received in settlement of debts owed to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any good faith settlement of a bankruptcy proceeding;

          (r) the ESOP Loans.

     "Permitted Joint Venture" means, with respect to any Person, (a) any corporation, association, limited liability company or other business entity (other than a partnership) of which 50% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof and 50% or more of the total equity interests are at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that person or a combination thereof and (b) any partnership of which 50% or more of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and which in the case of each of clauses (a) and (b) is engaged in a Related Business.

     "Permitted Junior Securities" means:

          (a) Capital Stock of the Company; or

          (b) debt securities that are subordinated in right of payment to (1) all Senior Indebtedness and (2) any debt securities issued in exchange for Senior Indebtedness, to the same or greater extent, in all material respects, as the Notes are subordinated to Senior Indebtedness under this Indenture

     "Permitted Liens" means (a) Liens existing on the Issue Date; (b) Liens securing any Interest Rate Agreements or Currency Agreements of the Company or any Restricted Subsidiary; (c) Liens securing any Indebtedness incurred under paragraph (k) of the definition of "Permitted Indebtedness," the proceeds of which are used to refinance Indebtedness of the Company or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets currently securing the Indebtedness being refinanced, if any; (d) Liens securing Acquired Indebtedness incurred by the Company and any Restricted Subsidiary and permitted under Section 4.9; provided that such Liens attach solely to the assets acquired; (e) Liens securing Indebtedness owing to the Company or a Restricted Subsidiary; (f) Liens securing Purchase Money Obligations incurred in accordance with this Indenture; (g) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (h) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or its Restricted Subsidiaries shall have made such reserves, as required by GAAP; (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts (other than for Indebtedness), leases, government contracts, performance and return-of-money bonds and other similar obligations; (j) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (k) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries;
(l) any interest or title of a lessor in assets or Property subject to Capitalized Lease Obligations or an operating lease of the Company or any Restricted Subsidiary; (m) Liens securing Senior Indebtedness; or (n) Liens not otherwise permitted by the foregoing clauses (a) through (m) securing any Indebtedness or other obligations; provided that the aggregate principal amount of such Indebtedness and other obligations secured by Liens pursuant to this clause (n) shall not at any one time outstanding exceed 3% of the Total Assets of the Company.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of or income of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by the Company or any of its Restricted Subsidiaries made or given by the Company or any Subsidiary of the Company (a) in the ordinary course of its business and (b) pursuant to a written agreement having a period not to exceed five years.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Public Equity Offering" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Purchase Money Obligations" means any Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within 180 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is assumed by the Company or a Subsidiary in connection with the acquisition of assets from such person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Equity Offering" means (a) any Public Equity Offering or (b) an offering of Qualified Capital Stock of the Company to non-Affiliates with gross proceeds to the Company in excess of $50,000,000.

     "Redeemable Capital Stock" means any class of Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the option of the Company).

     "Registration Rights Agreement" means the Exchange Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.2, the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

     "Related Business" means a health care business affiliated or associated with a Hospital or any business related or ancillary to the provision of health care services or information or the investment in, or the management, leasing or operation of, a Hospital.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the global agency and trust services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or assets in connection with the leasing of such property or assets to the seller or transferor.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Secured Credit Agreement" means the credit agreement dated April 27, 2001 among the Company, the lenders party thereto, Merrill Lynch & Co. and Banc of America Securities LLC as Co-Lead Arrangers, Merrill Lynch & Co. as Syndication Agent and Bank America, N.A., as Administrative Agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), renewed, substituted, supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity, refinancing, replacing, supplementing, modifying or otherwise restructuring (including increasing the available amount of borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether with the same or any other Person or Persons; provided that any Indebtedness incurred to refinance or replace Indebtedness under the Senior Secured Credit Agreement otherwise constitutes Senior Indebtedness in accordance with the definition thereof.

     "Senior Indebtedness" means (i) all obligations of the Company related to the Senior Secured Credit Agreement and the Existing 8 3/4% Senior Notes, in each case, whether for principal, premium, if any, interest, including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under applicable bankruptcy laws, whether or not such interest is lawfully allowed as a claim after such filing, and other amounts due in connection therewith, including any fees, premiums, expenses and indemnities and (ii) the principal, premium, if any, and interest on all other Indebtedness of the Company unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is out-standing provides that such Indebtedness shall not be senior or shall be subordinated in right of payment to the Notes.

     Notwithstanding the foregoing, "Senior Indebtedness" does not include:

          (a) Indebtedness evidenced by the Notes, any Subsequent Series Notes and the Existing 11% Senior Subordinated Notes;

          (b) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or the Notes and the Existing 11% Senior Subordinated Notes;

          (c) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company;

          (d) Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under this Indenture;

          (e) any liability for federal, state or local taxes or other taxes, owed or owing by the Company;

          (f) accounts payable or other liabilities owed or owing by the Company to trade creditors, including guarantees thereof or instruments evidencing such liabilities;

          (g) amounts owed by the Company for compensation to employees or for services rendered to the Company;

          (h) Indebtedness of the Company to any subsidiary or any other Affiliate of the Company;

          (i) Capital Stock of the Company; and

          (j) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or any installment of interest thereon is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Total Assets" of the Company means the total consolidated assets of the Company and its Restricted Subsidiaries as shown on the most recent balance sheet of the Company.

     "Treasury Rate" means, at any date of determination, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to November 15, 2008; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not and are not required to bear the Private Placement Legend.

     "Unrestricted Definitive Notes" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Notes" means one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes, including, without limitation, the Exchange Notes.

     "Unrestricted Subsidiary" means (a) any direct or indirect Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of any Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by the Company or a Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.7. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9.

     "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have voting power by reason of the happening of any contingency).

     Section 1.2 Other Definitions.

     Term Defined                                                   in Section
                                                                    ----------
"Authentication Order"...........................................       2.2
"Change in Control Offer"........................................      4.15
"Change in Control Payment"......................................      4.15
"Change in Control Purchase Price"...............................      4.15
"Change in Control Purchase Date"................................      4.15
"Covenant Defeasance"............................................       8.3
"Defeasance".....................................................       8.2
"DTC"............................................................       2.3
"Event of Default"...............................................       6.1
"Excess Proceeds Offer"..........................................      4.10
"Excess Proceeds Payment"........................................      4.10
"Excess Proceeds Payment Date"...................................      4.10
"incur"..........................................................       4.9
"Non-Payment Default"............................................      10.3
"Paying Agent"...................................................       2.3
"Payment Blockage Period"........................................      10.3
"Payment Default"................................................      10.3
"Registrar"......................................................       2.3
"Replacement Assets".............................................      4.10
"Restricted Payments"............................................       4.7
"Subsequent Series Notes"........................................       2.2
"Surviving Entity"...............................................       5.1
"Suspended Covenants"............................................      4.16
"Suspension Period"..............................................      4.16

     Section 1.3 Terms of TIA.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
                                      -17-

     Section 1.4 Rules of Construction.

     Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and (vii) unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

                                   ARTICLE II

                                    THE NOTES

     Section 2.1 Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6.

     Section 2.2 Execution and Authentication.

     An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid or obligatory until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate (a) Initial Notes for original issue up to a maximum aggregate principal amount of $600,000,000, (b) Unrestricted Notes from time to time only (i) in exchange for a like principal amount of Initial Notes or (ii) in an aggregate principal amount of not more than the excess of $600,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding and (B) Unrestricted Notes issued in accordance with (b)(i) above and (c) additional series of Notes which may be offered subsequent to the Issue Date (the "Subsequent Series Notes"). No Subsequent Series Notes may be authenticated in an aggregate principal amount of less than $25,000,000. All

Notes issued on the Issue Date and all Subsequent Series Notes shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto.

     In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Series Notes pursuant to this Section 2.2, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Subsequent Series Notes as is printed on the Notes outstanding at such time; provided, however, that if any Subsequent Series Notes are determined, pursuant to an Opinion of Counsel of the Company to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Subsequent Series Notes then outstanding. Notwithstanding the foregoing, all Notes issued and outstanding under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may not be geographically able to do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     Section 2.3 Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee and the Trustee accepts its appointment to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     The Company shall, prior to each interest record date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

     Section 2.4 Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.5 Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

     Section 2.6 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will not be exchanged by the Company for Definitive Notes unless (i) the Company delivers to the Trustee in writing notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee provided, that there shall be no continuing Default or Event of Default); or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from DTC or any Holder to issue Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Except under the circumstances described in this Section 2.6(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.6(b) or (f).

          (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of the Exchange Offer by the Company in accordance with
     Section 2.6(f), the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.6(h).

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) and the Registrar receives a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

                         (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (3) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.6(a). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.6(a) hereof.

          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2)(a) thereof;

                    (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable;

                    (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (2)(b) thereof; or

                    (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, and in the case of clause (B) above, the 144A Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not

          (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                         (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
               (3) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e):

               (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable.

               (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                         (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

     and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes, and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the

Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (d)(ii),
          (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
          SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trus-tee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.15 and 9.4).

               (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (iv) The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any mailing of notice of redemption of Notes for redemption under Section 3.2 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

               (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

               (viii) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine reasonable compliance as to form with the express requirements hereof, provided that the Trustee shall have no obligation to investigate or confirm the accuracy or correctness thereof.

     Section 2.7 Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect The Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional and binding obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.8 Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.7(b).

     If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof and indemnification satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     Section 2.9 Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

     Section 2.10 Temporary Notes.

     The Company may prepare and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. The Company may prepare and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate permanent Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     Section 2.11 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, re-placement or cancellation and shall dispose of the Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.12 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, such interest shall cease to be payable to the Holders on the relevant record date and the Company shall instead pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.13 CUSIP Numbers.

     The Company, in issuing the Notes, may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                   REDEMPTION

     Section 3.1 Notice of Redemption to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 30 days but not more than 90 days before the redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price.

     Section 3.2 Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time pursuant to
Section 3.7, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot pursuant to Section 3.7, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.3 Notice of Redemption to Holders.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, at least 30 days but not more than 60 days before the redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed (including "CUSIP" number(s)) and shall state: (i) the redemption date; (ii) the redemption price; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (viii) that no representation is made as to the correctness or accuracy of the "CUSIP" number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.4 Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     Section 3.5 Deposit of Redemption Price.

     No later than 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1.

     Section 3.6 Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and execute and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.7 Optional Redemption.

          (a) At any time prior to November 15, 2008, the Company may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date. On or after November 15, 2008, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15, of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date):

                  Year                         Redemption Price
                  ----                         ----------------
2008........................................       103.500%
2009........................................       102.333%
2010........................................       101.167%
2011 and thereafter.........................       100.000%

          (b) Notwithstanding the provisions of paragraph (a) of this Section 3.7, at any time and from time to time prior to November 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder within 60 days of the closing of a Qualified Equity Offering with the net proceeds of such offering at a redemption price of 107.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes plus 65% of the aggregate principal amount of any Notes issued pursuant to a supplemental indenture remains outstanding (excluding Notes held by the Company and its Subsidiaries).

          (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6.

     Section 3.8 Mandatory Redemption.

     Except as set forth in Sections 4.10 and 4.15, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1 Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. At the option of the Company interest may be paid by check mailed to the address of the Holder as such address appears on the securities register. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.2 Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

     Section 4.3 Reports.

          (a) For as long as the Notes are outstanding, the Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto. The Company will also be required (i) to deliver to the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and
(ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

          (b) In addition, for so long as any Restricted Global Notes or Restricted Definitive Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.4 Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on ac-count of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee within ten days, forthwith upon the Company becoming aware of any Default or Event of Default that has occurred and is continuing, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.5 [Reserved].

     Section 4.6 [Reserved].

     Section 4.7 Limitation on Restricted Payments.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

               (i) declare or pay any dividend on, or make any distribution to direct or indirect holders of, any shares of the Capital Stock of the Company, other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such shares of Qualified Capital Stock;

               (ii) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company or any Affiliate of the Company or any options, warrants or other rights to acquire such shares of Capital Stock other than any Capital Stock owned by the Company or any wholly owned Restricted Subsidiary;

               (iii) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of any Restricted Subsidiary, other than to the Company or any of its wholly owned Restricted Subsidiaries or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

               (iv) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Indebtedness of the Company or any Restricted Subsidiary that is subordinate in right of payment to the Notes; or

               (v) make any Investment, other than any Permitted Investment, in any Person.

     All such payments and other actions described in clauses (i) through (v) (other than any exception thereof) are collectively referred to as "Restricted Payments."

     However, the Company or a Restricted Subsidiary may make a Restricted Payment if, at the time of and immediately after giving effect to, such Restricted Payment:

               (A) no Default or Event of Default shall have occurred and be continuing,

               (B) the Company would, after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to
     Section 4.9; and

               (C) the aggregate amount of all Restricted Payments (as defined both herein and in the Existing Senior Indenture for purposes of calculating this clause (C), other than any Restricted Payment under the Existing Senior Indenture which would not, pursuant to the terms of the Existing Senior Indenture, be included in the aggregate amount of Restricted Payments), including proposed Restricted Payments, made after the date of the Existing Senior Indenture, shall not exceed the sum of:

                    (1) 50% of the cumulative Consolidated Adjusted Net Income, or if such cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss, of the Company accrued during the period beginning on the first day of the Company's first fiscal quarter after the date of the Existing Senior Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

                    (2) 100% of the aggregate net cash proceeds received after the date of the Existing Senior Indenture by the Company from the issuance or sale, other than to any Restricted Subsidiary, of shares of Qualified Capital Stock of the Company, including upon the exercise of options, warrants or rights, or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

                    (3) the aggregate net cash proceeds received after the date of the Existing Senior Indenture by the Company from the issuance or sale, other than to any Restricted Subsidiary, of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

                    (4) without duplication of any amounts included in clause
               (C)(1) above, to the extent that any Investment constituting a Restricted Payment that was made after the date of the Existing Senior Indenture is sold or is otherwise liquidated or repaid, an amount equal to the lesser of (x) the cash proceeds with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (y) the initial amount of such Investment, plus

                    (5) without duplication, an amount equal to the sum of (x)
               the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion, proportionate to the Company's equity interest in such Subsidiary, of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since January 1, 2001;

provided, however, that the sum of clauses 5(x) and 5(y) above shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary;

          (b) So long as, with respect to clauses (ii), (iii), (iv), (v), (vi) and (viii) below, no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provision will not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above;

               (ii) the acquisition of any shares of Capital Stock of the Company either: (x) in exchange for shares of Qualified Capital Stock of the Company; or (y) out of the net cash proceeds of a substantially concurrent issuance and sale, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock of the Company;

               (iii) the acquisition of any Subordinated Indebtedness either:
     (x) in exchange for shares of Qualified Capital Stock of the Company; or
     (y) out of the net cash proceeds of a substantially concurrent issuance and sale, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock of the Company;

               (iv) the purchase of any Subordinated Indebtedness at a purchase price no greater than 101% of the principal amount thereof in the event of a Change in Control in accordance with provisions similar to Section 4.15; provided that prior to such purchase the Company has made the Change in Control Offer as provided in Section 4.15 with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change in Control Offer;

               (v) the purchase of any Subordinated Indebtedness from Net Cash Proceeds to the extent permitted by Section 4.10; provided, however, that such purchase will be excluded in subsequent calculations in the amount of Restricted Payments;

               (vi) the acquisition or retirement for value of any Subordinated Indebtedness, other than Redeemable Capital Stock, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence, other than to a Restricted Subsidiary, of, new Subordinated Indebtedness so long as such new Indebtedness is subordinated in right of payment to the Notes to substantially the same or greater extent, taken as a whole, as such Indebtedness so purchased; provided, however, that such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final stated maturity date of principal later than the final stated maturity date of principal of the Notes;

               (vii) repurchases by the Company of its Capital Stock pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan of the Company, in an aggregate amount not to exceed $10.0 million in any fiscal year, with any unused amounts in any fiscal year up to $10.0 million being carried over to the next fiscal year;

               (viii) the redemption, repurchase, acquisition or retirement of equity interests in any Restricted Subsidiary or any Permitted Joint Venture of the Company or of a Restricted Subsidiary; provided that if the Company or any Restricted Subsidiary incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, such Indebtedness is incurred in compliance with Section 4.9;

               (ix) dividend payments or distributions to the holders of interests in a Restricted Subsidiary, ratably in accordance with their respective interests or, if not ratably, then in accordance with the priorities set forth in the respective organizational documents for, or agreements among holders of interests in, such Restricted Subsidiaries; and;

               (x) additional Restricted Payments pursuant to this clause (x) in an aggregate amount not to exceed $100.0 million at any one time outstanding.

     The actions described in clauses (i), (ii), (iii) and (vii), (in the case of the actions described in clauses (ii) and (iii), solely to the extent of the net cash proceeds used therefor, and, in the case of the actions described in clause (vii), to the extent not related to the ESOP), of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) above. The actions described in all other clauses of this paragraph (b), including, without limitation, clause (vii) to the extent related to the ESOP, shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph
(b), but shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).

     The amount of all Restricted Payments other than cash shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, as applicable, whose determination with respect thereto shall be conclusive. If the Company or a Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements or subsequent changes in the Company's consolidated results of operations (other than changes resulting from errors made in bad faith) affecting Consolidated Adjusted Net Income of the Company for any period.

     Section 4.8 Limitation on Dividends and Other Payment Restrictions
                 Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary. However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition, but not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture, (iv) encumbrances and restrictions in effect on the Issue Date of the Notes, (v) encumbrances and restrictions pursuant to the Senior Secured Credit Agreement and its related documentation,
(vi) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 4.10 with respect to the assets to be sold pursuant to such contract, (vii) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages, (viii) customary provisions in partnership agreements, limited liability company governance documents, joint venture agreements and other similar agreements entered into in connection with Related Businesses, and (ix) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (iii), (iv), (v), (vii) and (viii); provided that the terms and conditions of any such encumbrances or restrictions are not materially more restrictive than those contained in such agreement.

     Section 4.9 Limitation on Indebtedness.

     Other than Permitted Indebtedness the Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness, including any Acquired Indebtedness. However, if no Default or Event of Default has occurred and is continuing, the Company or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness and additional Indebtedness under the Senior Secured Credit Agreement, if at the time of the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company would have been at least 2.25 to 1 for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, after giving pro forma effect to (i) the incurrence of such Indebtedness and, if applicable, the application of the net proceeds from the Indebtedness, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period, except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period, and (iii) the acquisition, whether by purchase, merger or otherwise, or disposition, whether by sale, merger or otherwise, of any company, entity or business, including, without limitation, a Hospital, acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period.

     For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (n) of the definition of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.9.

     For purposes of this Section 4.9, (1) accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness, and (2) the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed an issuance of Redeemable Capital Stock.

     Section 4.10 Limitation on Sale of Assets.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold and
(ii) at least 75% of such consideration is in the form of cash or Cash Equivalents or Replacement Assets. For purposes of this provision, each of the following shall be deemed to be cash (A) Indebtedness, other than Subordinated Indebtedness, of the Company or a Restricted Subsidiary that is assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released, and (B) notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are converted into cash within 90 days of the related Asset Sale by the Company or the Restricted Subsidiaries to the extent of the cash received in the conversion. Notwithstanding the foregoing, the 75% limitation referred to in clause (ii) will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

          (b) Within 12 months after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may use such Net Cash Proceeds to (i) prepay any Senior Indebtedness, including a permanent reduction in commitment thereunder; or (ii) invest, or enter into a legally binding agreement to invest, in (A) other properties or assets to replace the properties or assets that were the subject of the Asset Sale, or (B) properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries or a Related Business, or (C) any Related Business or in Capital Stock of a Person operating in a Related Business to the extent not otherwise prohibited by this Indenture. The assets referred to in clauses (A), (B) and (C) constitute "Replacement Assets". Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce amounts outstanding under the Senior Secured Credit Agreement or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii). The amount of Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued and unpaid interest thereon, if any, to the date of purchase ("Excess Proceeds Payment"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for any lawful purposes not prohibited by this Indenture. If the aggregate princi-pal amount of Notes tendered by Holders exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Notwithstanding the foregoing, if the Company is required to commence an Excess Proceeds Offer at any time when the terms of any outstanding securities of the Company ranking pari passu in right of payment with the Notes provide that a similar offer must be made with respect to such other securities, then (1) the Excess Proceeds Offer for the Notes shall be made concurrently with such other offers, and (2) securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased. Any Excess Proceeds Offer will be made only to the extent permitted under, and subject to prior compliance with, the terms of agreements governing Indebtedness under the Senior Secured Credit Agreement. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

          (d) Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Proceeds Offer. Any Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10; (2) the Excess Proceeds Offer amount, the Excess Proceeds Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Excess Proceeds Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Payment Date; (7) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          (e) On the Excess Proceeds Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer; (2) deposit with the Paying Agent an amount equal to the Excess Proceeds Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

          (f) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Excess Proceeds Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Excess Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

     Section 4.11 Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or permit to exist any agreement, loan advance, guarantee or other transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services, with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary, other than the Company or a Restricted Subsidiary (collectively, "Interested Persons"), unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at such time in a comparable transaction on an arm's-length basis with third parties that are not Interested Persons, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $10,000,000, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and such transaction or series of related transactions shall have been approved by the Board of Directors of the Company, including a majority of the Disinterested Directors of the Company, and
(iii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $50,000,000, the Company has obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this Section 4.11 shall not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Restricted Subsidiary entered into in the ordinary course of business, (2) any transactions made in compliance with Section 4.7 hereof, (3) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business of the Company or any Restricted Subsidiary not exceeding $25,000,000 in the aggregate outstanding at any time, (4) transactions with a Person that is an Affiliate solely because the Company or a Restricted Subsidiary owns Capital Stock in, or controls, such Person, and (5) sales of Qualified Capital Stock to Affiliates of the Company.

     Section 4.12 Limitation on Liens.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company upon or against any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, or any proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Pari Passu Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; provided, however, that the preceding restrictions will not apply to Permitted Liens.

          (b) Any Lien created for the benefit of the Holders pursuant to this
Section 4.12 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

     Section 4.13 Limitation on Other Senior Subordinated Indebtedness.

     The Company will not incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for any Indebtedness, other than the Notes and any Subsequent Series Notes, that is subordinate or junior in right of payment to any Senior Indebtedness, unless such Indebtedness ranks pari passu with or junior to the Notes.

     Section 4.14 Corporate Existence.

     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

     Section 4.15 Purchase of Notes upon a Change in Control.

     If a Change in Control occurs, then each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount ("Change in Control Payment") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth below.

     Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Change in Control and stating, among other things: (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor more than 60 days from the date such notice is mailed, other than as may be required by law; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and (iv) the procedures that a Holder of Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

     On the Change in Control Purchase Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change in Control Purchase Price in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change in Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, but in any event within 90 days following the Change in Control, the Company will either repay all outstanding Indebtedness under the Senior Secured Credit Agreement or obtain the requisite consents, if any, under all agreements governing Indebtedness under the Senior Secured Credit Agreement to permit the repurchase of Notes required by this Section 4.15. The Company will publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change in Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change in Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     Notwithstanding the foregoing, the Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change in Control made by the Company.

     In addition, the Company will not be required to make a Change in Control Offer, as provided above, if, in connection with or in contemplation of any Change in Control, a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change in Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer; provided, however, that the terms and conditions of such contemplated Change in Control are described in reasonable detail to the Holders of Notes in the notice delivered in connection with such Alternate Offer.

     The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change in Control Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Change in Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change in Control Offer.

     Section 4.16 Suspended Covenants.

     During any period of time (a "Suspension Period") that (a) the Notes are rated Investment Grade by each of Moody's and S&P and (b) there shall not have occurred and be continuing a Default or Event of Default under this Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.7, 4.8, 4.9, 4.10, 4.11 and 4.17 and clause (iii) of the first paragraph of Section
5.1 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, one or both of Moody's and S&P withdraws the rating or downgrades the rating assigned to the Notes so that the Notes cease to have Investment Grade ratings from each of Moody's and S&P, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms set forth under Section 4.7 as if such covenant had been in effect since the date of this Indenture. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts, circumstances, transactions, payments, investments or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance thereof, shall constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder.

     In the event Moody's or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company with notice to the Trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

     Section 4.17 Limitation on Issuances and Sales of Capital Stock of
                  Restricted Subsidiaries.

     The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock, other than to the Company or a wholly owned Restricted Subsidiary, and (b) will not permit any Person, other than the Company or a wholly owned Restricted Subsidiary, to own any Capital Stock of any Restricted Subsidiary; provided, however, that this Section 4.17 shall not prohibit (i) the issuance or any sale, transfer, lease, conveyance, or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture, so long as the Net Cash Proceeds, if any, from such sale, transfer, lease, conveyance or other disposition is applied in accordance with Section 4.10, (ii) the ownership by other Persons of Qualified Capital Stock issued prior to the time such Restricted Subsidiary became a Subsidiary of the Company that was neither issued in contemplation of such Subsidiary becoming a Subsidiary nor acquired at that time, (iii) the ownership by directors of director qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, (iv) arrangements existing on the original Issue Date, (v) any issuance, sale or other disposition of Capital Stock, other than Preferred Stock, of a Restricted Subsidiary if, immediately after giving effect thereto, such Restricted Subsidiary would remain a Restricted Subsidiary, or (vi) any issuance, sale or other disposition of Capital Stock of a Restricted Subsidiary if, immediately after giving effect thereto, such Person would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made, and shall be deemed to have been made, under Section 4.7 on the date of such issuance, sale or other disposition.

     Section 4.18 Limitation on Guarantees of Indebtedness by Restricted
                  Subsidiaries.

          (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness of the Company (other than guarantees outstanding on the Issue Date) or Subordinated Indebtedness of the Company unless such Restricted Subsidiary promptly thereafter provides an unconditional guarantee of the Company's payment obligations under the Notes. If the other Indebtedness being guaranteed is pari passu in right of payment with the Notes, then the Restricted Subsidiary's guarantee of such other Indebtedness shall be pari passu in right of payment with such Restricted Subsidiary's guarantee of the Notes. If the other Indebtedness being guaranteed is subordinated in right of payment to the Notes, then the Restricted Subsidiary's guarantee of such other Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's guarantee of the Notes to the same extent as such other Indebtedness is subordinated in right of payment to the Notes.

          (b) Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) will provide by its terms that it will automatically and unconditionally be released and discharged upon (i) any sale, exchange or transfer to any Person not a subsidiary of the Company of all of the Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company, or all or substantially all of the assets of such Restricted Subsidiary, which sale, exchange or transfer is otherwise in compliance with this Indenture, or (ii) the release or discharge of such guarantee of payment of such other Indebtedness, or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

     Section 4.19 Further Assurances.

     Upon the request of the Trustee or as otherwise required, the Company will execute and deliver such further instruments and undertake such further reasonable action as may be reasonably required to carry out the purposes of this Indenture.

                                    ARTICLE V

                                   SUCCESSORS

     Section 5.1 Consolidation, Merger and Sale of Assets.

     The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Person, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person, unless (i) either (a) the Company will be the continuing corporation or (b) the Person, if other than the Company, formed by or surviving any such consolidation, merger or to which such sale, assignment, conveyance, transfer, lease or disposition shall have been made (the "Surviving Entity") (1) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) expressly assumes, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, Additional Interest, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed, (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction, no Default or Event of Default will have occurred and be continuing, and (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, on the assumption that the transaction or series of transactions occurred on the first day of the four- quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation, the Company or the Surviving Entity if the Company is not the continuing obligor under this Indenture, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the provisions of Section 4.9.

     In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 5.2 Successor Person Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     Section 6.1 Events of Default.

     Each of the following is an "Event of Default":

          (a) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days (whether or not prohibited by Article X hereof);

          (b) default in the payment of the principal of or premium, if any, on any Note at its Maturity, upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise (whether or not prohibited by Article X hereof);

          (c) default in the performance, or breach, of the provisions described in Section 5.1, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.15 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of
     Section 4.10;

          (d) default in the performance, or breach, of any covenant or warranty by the Company or any Restricted Subsidiary contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (e) either (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $50,000,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Restricted Subsidiary aggregating $50,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof;

          (f) one or more final, non-appealable judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $50,000,000 (net of any amounts that are fully covered by insurance) and shall not be discharged or paid and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (g) the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) shall admit in writing its inability to pay debts generally;
          or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary; or

               (iii) orders the liquidation of the Company or any Material Subsidiary, or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     Section 6.2 Acceleration.

     If an Event of Default (other than as specified in paragraphs (g) or (h) of Section 6.1) shall occur and be continuing with respect to the Company, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may, and the Trustee, upon receipt of the written request and indemnity satisfactory to it from such Holders, shall declare the principal of, premium, if any, Additional Interest, if any, and accrued and unpaid interest on all of the outstanding Notes immediately due and payable. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable or if there are any amounts outstanding under the Senior Secured Credit Agreement, will become immediately due and payable upon the first to occur of an acceleration under the Senior Secured Credit Agreement or five business days after receipt by the Company and the representative under the Senior Secured Credit Agreement of a notice of acceleration. If an Event of Default specified in paragraph (g) or (h) of Section 6.1 above occurs and is continuing with respect to the Company, then the principal of, premium, if any, Additional Interest, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest and Additional Interest, if any, on all outstanding Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest, Additional Interest, if any, and overdue principal at the rate borne by the Notes, (iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the nonpayment of amounts of principal of, premium, if any, Additional Interest, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 6.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4 Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Defaults, except a Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.5 Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders may not enforce this Indenture or the Notes, however, except as provided in this Indenture. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

     Section 6.6 Limitation on Suits.

     No individual Holder of any of the Notes has any right to institute any proceeding with respect to this Indenture or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section 6.7 Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.8 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9 Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and counsel for amounts due under
     Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

     Section 7.1 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and reasonably conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the paragraphs of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2 Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or purportedly presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its judgment, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     Section 7.3 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

     Section 7.4 Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.5 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes as it appears on the Registrar a notice of the Default or Event of Default within 10 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if a committee of its trust officers determines, in good faith, that withholding the notice is in the interests of the Holders of the Notes.

     Section 7.6 Reports by Trustee to Holders of the Notes.

     Within 60 days after each April 15 beginning with April 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
(S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

     Section 7.7 Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall fully indemnify the Trustee and any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense is determined by a court of competent jurisdiction to have been caused by its own negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim which a Responsible Officer has actually received for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

     Section 7.8 Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     Section 7.9 Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10 Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

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

     Section 7.11 Preferential Collection of Claims Against the Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

     Section 7.12 Trustee's Application for Instructions from the Company.

     Any application by the Trustee for written instructions from the Company, may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                  DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

     Section 8.1 Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     Section 8.2 Defeasance and Discharge.

     Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.4, and as more fully set forth in such Section 8.4, payments in respect of the principal of, premium, if any, Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

     Section 8.3 Covenant Defeasance.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and clauses (ii) and (iii) of
Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(f) shall not constitute Events of Default.

     Section 8.4 Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 to the outstanding Notes:

          (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically for the benefit of the Holders of the Notes, money in an amount, or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, Additional Interest, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, Additional Interest, if any, or installment of interest;

          (b) in the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the final offering memorandum, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

          (c) in the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as an Event of Default under paragraphs (g) and (h) of Section 6.1 is concerned, at any time during the period ending on the 91st day after the date of such deposit;

          (e) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture, the Senior Secured Credit Agreement or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

     Section 8.5 Deposited Money and U.S. Government Obligations to Be Held in
                 Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non- callable U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

     Section 8.6 Repayment to the Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 8.7 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non- callable U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     Section 8.8 Discharge.

     This Indenture will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes as expressly provided for in this Indenture and the compensation and indemnification provisions relating to the Trustee) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, Additional Interest, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company, and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

     Section 9.1 Without Consent of Holders of Notes.

     Notwithstanding Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a Note: (a) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor in this Indenture and in the Notes in accordance with Article V; (b) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in this Indenture or in the Notes;
(c) to cure any ambiguity, or to correct or supplement any provision in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture or the Notes or make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (e) to add a guarantor under this Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the Trustee pursuant to this Indenture or otherwise.

     Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any of the documents requested by it pursuant to Section 7.2(b), the Trustee shall join with the Company in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its judgment, but shall not be obligated to, enter into such amended or supplemental Indenture.

     Section 9.2 With Consent of Holders of Notes.

     Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.10 and 4.15) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). Section 2.8 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.2.

     Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any document requested by it pursuant to Section 7.2(b), the Trustee shall join with the Company in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, or premium, if any, or the rate of interest thereon or make any Notes payable in money other than that stated in the Notes, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

          (b) following the occurrence of an Asset Sale, amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.10, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby;

          (c) following the occurrence of a Change in Control, amend, change or modify the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with
     Section 4.15, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the Holders of the Notes affected thereby;

          (d) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required for any waiver of compliance with provisions of this Indenture;

          (e) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

          (f) amend or modify any of the subordination provisions of this Indenture in any manner adverse to the Holders of the Notes.

     Section 9.3 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     Section 9.4 Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.5 Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not in the judgment of the Trustee adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

     Section 10.1 Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness, interest and other obligations of any kind evidenced by the Notes and this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     Section 10.2 Liquidation; Dissolution; Bankruptcy.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described in
Article V), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents or any other consideration acceptable to the holders thereof of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character (other than Permitted Junior Securities) and any payment made pursuant to the provisions described in Article VIII from monies or U.S. Government Obligations previously deposited with the Trustee) on account of principal of, or premium, if any, or Additional Interest, if any, or interest on the Notes; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and payments made pursuant to the provisions described in Article VIII from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the Holders of the Notes or the Trustee would be entitled but for the provisions of this
Article X, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives, as their interests may appear, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Section 10.3 Default on Designated Senior Indebtedness.

          (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described in
Article VIII from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, Additional Interest, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any default in payment (whether at Stated Maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest on Designated Senior Indebtedness (a "Payment Default") until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described in
Article VIII from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, Additional Interest, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for the period specified below (a "Payment Blockage Period") upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default") and receipt by the Trustee of written notice thereof from the trustee or other representative of holders of Designated Senior Indebtedness.

     The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

               (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

               (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

               (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents; or

               (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments, unless the holders of the Designated Senior Indebtedness or their representatives have accelerated the maturity of such Designated Senior Indebtedness. In any event, not more than one Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Indebtedness) may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

     Section 10.4 Acceleration of Securities.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Designated Senior Indebtedness of the acceleration.

     Section 10.5 When Distribution Must Be Paid Over.

     In the event that, notwithstanding the provisions of Section 10.3, any payment shall be made to the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of the holders of Designated Senior Indebtedness. Upon the proper written request of the holders of Designated Senior Indebtedness, the Trustee or the Holder, as the case may be, shall pay over and deliver such amounts in trust to the holders of Designated Senior Indebtedness or their representative.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     Section 10.6 Notice by the Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article X.

     Section 10.7 Subrogation.

     After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and the Holders of the Notes, a payment by the Company on the Notes.

     Section 10.8 Relative Rights.

     This Article X defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this Article X to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

     Section 10.9 Subordination May Not Be Impaired by the Company.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

     The Trustee and Holders agree that they will not challenge the validity, enforceability or perfection of any Senior Indebtedness or the liens, guarantees and security interests securing the same and that as between the holders of the Senior Indebtedness on the one hand and the Trustee and Holders on the other, the terms hereof shall govern even if all or part of the Senior Indebtedness or such liens and security interests are voided, disallowed, subordinated, set aside or otherwise invalidated in any judicial proceeding or otherwise, regardless of the theory upon which such action is premised.

     Without in any way limiting the generality of this Section 10.9, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, the Senior Secured Credit Agreement or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, any Subsidiary thereof or any other Person.

     Section 10.10 Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their representative.

     Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

     Section 10.11 Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article X. Only the Company or a representative of the holders of Designated Senior Indebtedness may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 10.12 Authorization to Effect Subordination.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of Holdings or any Subsidiary (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding of Senior Indebtedness referred to in Section 6.9 at least 30 days before the expiration of the time to file such claim, the representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

     Section 10.13 Amendments.

     The provisions of this Article X (including, without limitation, any definitions or other sections included by reference) shall not be amended or modified without the written consent of the holders of all Senior Indebtedness that would be adversely affected thereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

     Section 11.2 Notices.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or sent by telecopier or overnight courier guaranteeing next day delivery, to the other's address.

     If to the Company:

          Triad Hospitals, Inc.
          5800 Tennyson Parkway
          Plano, Texas 75024
          Telecopier No.: (214) 473-9432
          Attention: Treasurer

     With a copy to:

          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York 10019
          Telecopier No.: (212) 259-6333
          Attention: Morton A. Pierce, Esq.

     If to the Trustee:

          Citibank, N.A.
          111 Wall Street, 14th Floor
          New York, New York 10005
          Telecopier No.: (212) 657-3862
          Attention: Citibank Agency & Trust Services
          Re: Triad Hospitals, Inc.

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 11.3 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     Section 11.4 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     Section 11.5 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 11.6 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders.

     The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 11.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 11.8 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

     Section 11.9 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 11.10 Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 11.11 Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.12 Counterpart Originals; Acceptance by Trustee.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The Trustee hereby accepts the trusts in this Indenture declared or provided, upon the terms and conditions hereinabove set forth.

     Section 11.13 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of November 12, 2003

                                    TRIAD HOSPITALS, INC.


                                    By:    /s/ James R. Bedenbaugh
                                        ----------------------------------------
                                        Name:  James R. Bedenbaugh
                                        Title: Senior Vice President & Treasurer

                                        CITIBANK N.A. as Trustee


                                        By:  /s/ John J. Byrnes
                                            ------------------------------------
                                            Name: John J. Byrnes
                                            Title: Vice President

                                    EXHIBIT A

                                 (Face of Note)

================================================================================

                                                                   CUSIP:

                      7% Senior Subordinated Notes due 2013

No.:                                                                 $
    ---------------                                                   ----------

                              Triad Hospitals, Inc.

promises to pay to [   ] or registered assigns, the principal sum of [       ]
                    ---                                               -------
Dollars on November 15, 2013.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2004.

Record Dates: May 1 and November 1.

                                                         Dated:
                                                                ----------------

                                      A1-1

                                        TRIAD HOSPITALS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A1-2

This is one of the Notes referred to in the within-mentioned Indenture:

CITIBANK N.A.,
as Trustee


By:
    ---------------------------------
    Authorized Signatory

================================================================================

                                      A1-3

                                 (Back of Note)
                      7% Senior Subordinated Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Triad Hospitals, Inc. promises to pay interest on the principal amount of this Note at 7% per annum from November 12, 2003 until maturity and shall pay the Additional Interest payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time to the extent lawful at a rate equal to then applicable interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Additional Interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of November 12, 2003 (as amended, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S) (S) 77aaa-77bbbb) (the 11 "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. Optional Redemption. At any time prior to November 15, 2008, the Company, at its option, may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date. On or after November 15, 2008, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning November 15 of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):

Year                  Percentage
----                  ----------
2008                   103.500%
2009                   102.333%
2010                   101.167%
2011 and thereafter    100.000%

     Notwithstanding the foregoing, at any time on or prior to November 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture within 60 days of one or more Qualified Equity Offerings with the net proceeds of such offering at a redemption price of 107.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes plus 65% of the aggregate principal amount of any Notes issued pursuant to a supplemental indenture remains outstanding (excluding Notes held by the Company and its Subsidiaries).

     6. Mandatory Redemption. Except as set forth in Sections 4.10 and 4.15 of the Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. Repurchase at Option of Holder. (a) If a Change in Control occurs, then each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount ("Change in Control Payment") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth below.

          Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Change in Control and stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor more than 60 days from the date such notice is mailed, or such later date as may be required by law; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and (iv) certain procedures that a Holder of Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

     (b) When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued and unpaid interest thereon, if any, to the date of purchase ("Excess Proceeds Payment"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for any lawful purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Notwithstanding the foregoing, if the Company is required to commence an Excess Proceeds Offer at any time when the terms of any outstanding securities of the Company ranking pari passu in right of payment with the Notes provide that a similar offer must be made with respect to such other securities, then the Excess Proceeds Offer for the Notes shall be made concurrently with such other offers and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which the holders thereof elect to have purchased. Any Excess Proceeds Offer will be made only to the extent permitted under, and subject to prior compliance with, the terms of agreements governing Senior Indebtedness. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

     Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Proceeds Offer. Any Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (i) that the Excess Proceeds Offer is being made pursuant to Section 4.10 of the Indenture;
(ii) the Excess Proceeds Offer amount, the Excess Proceeds Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Excess Proceeds Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Payment Date; (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     8. Notice of Optional Redemption. Notice of redemption pursuant to Paragraph 5 of this Note will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supple-ment the Indenture or the Notes: (i) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor in the Indenture and in the Notes in accordance with Article V of the Indenture; (ii) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in the Indenture, or in the Notes; (iii) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (v) to add a guarantor under the Indenture; (vi) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's obligations under the Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the trustee pursuant to the Indenture or otherwise.

     12. Defaults and Remedies. Each of the following is an "Event of Default":
(i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of, premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise); (iii) default in the performance, or breach, of the provisions described in Section 5.1 of the Indenture, the failure to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.15 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.10 of the Indenture; (iv) default in the performance, or breach, of any covenant or warranty of the Company or any Restricted Subsidiary contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clauses (i), (ii) or (iii) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $50,000,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Restricted Subsidiary aggregating $50,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; (vi) one or more final, nonappealable judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $50,000,000 (net of any amounts that are fully covered by insurance) and shall not be discharged or paid and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or (vii) the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) shall admit in writing its inability to pay debts generally; or (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary; or (C) orders the liquidation of the Company or any Material Subsidiary, or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

     If an Event of Default (other than as specified in clauses (vii) or (viii) above) shall occur and be continuing with respect to the Company, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding

Notes immediately due and payable. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable or, if there are any amounts outstanding under the Senior Secured Credit Agreement, will become immediately due and payable upon the first to occur of an acceleration under the Senior Secured Credit Agreement or five business days after receipt by the Company and the representative under the Senior Secured Credit Agreement of a notice of acceleration. If an Event of Default specified in paragraphs (vii) or (viii) above occurs and is continuing with respect to the Company, then the principal of, premium, if any, Additional Interest, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest and Additional Interest, if any, on all outstanding Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest, Additional Interest, if any, and overdue principal at the rate borne by the Notes, (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, Additional Interest, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid or obligatory until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Telecopier No.: (214) 473-9432, Attention: Treasurer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                                       to
                       ------------------------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ------------------


                  Your Signature:
                                 -----------------------------------------------
                                 (Sign exactly as your name appears on the Note)

SIGNATURE GUARANTEE


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10          [ ] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 --------------------------------


--------------------------------------------------------------------------------
Date:                             Your Signature:
                 (Sign exactly as your name appears on the Note)

                                  Tax Identification No:
                                                        ------------------------

SIGNATURE GUARANTEE


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of         Amount of          Principal Amount      Signature of
                      decrease in       increase in              of this           authorized
                       Principal         Principal            Global Note         signatory of
                       Amount of         Amount of           following such        Trustee or
Date of Exchange   this Global Note   this Global Note   decrease (or increase)    Custodian
----------------   ----------------   ----------------   ----------------------   ------------


----------
/1/ This should be included only if the Note is issued in global form.

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Triad Hospitals, Inc.
5800 Tennyson Parkway
Plano, Texas 75024

Citibank, N.A.
Global Agency & Trust Services
111 Wall Street, 5th Floor
New York, New York 10043

                    Re: 7% Senior Subordinated Notes due 2013

                            (CUSIP [    ] and [    ])
                                    ----       ----

     Reference is hereby made to the Indenture, dated as of November 12, 2003 (as amended, the "Indenture"), between Triad Hospitals, Inc., as issuer (the "Company") and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        (the "Transferor") owns and proposes to transfer the
     -------------------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount of $            in such Note[s] or interests (the "Transfer"),
                     ------------
to             (the "Transferee"), as further specified in Annex A hereto. In
  ------------
connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [ ] such Transfer is being effected to the Company or to a Subsidiary thereof;

                                       or

               (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

3. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance, with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ] Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

          (a) [_] a beneficial interest in the 144A Global Note (CUSIP 89579KAC3), or

          (b)  [_] a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a)  [_] a beneficial interest in the:

               (i)  [_] 144A Global Note (CUSIP 89579KAC3), or

               (ii) [_] Unrestricted Global Note (CUSIP 89579KAC3); or

          (b)  [_] a Restricted Definitive Note; or

          (c)  [_] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Triad Hospitals, Inc.
5800 Tennyson Parkway
Plano, Texas 75024

Citibank, N.A.
Global Agency & Trust Services
111 Wall Street, 5th Floor
New York, New York 10043

                    Re: 7% Senior Subordinated Notes due 2013

                            (CUSIP [    ] and [    ])
                                    ----       ----

     Reference is hereby made to the Indenture, dated as of November 12, 2003 (as amended, the "Indenture"), between Triad Hospitals, Inc., as issuer (the "Company") and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  (the "Owner") owns and proposes to exchange the Note[s] or
     ------------
interest in such Note[s] specified herein, in the principal amount of
$           in such Note[s] or interests (the "Exchange"). In connection with
 ----------
the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                                 [Insert Name of Owner]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
      ---------------

                                    EXHIBIT D
                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Triad Hospitals, Inc.
5800 Tennyson Parkway
Plano, Texas 75024

Citibank, N.A.
Global Agency & Trust Services
111 Wall Street, 5th Floor
New York, New York 10043

                    Re: 7% Senior Subordinated Notes due 2013

                            (CUSIP [    ] and [    ])
                                    ----       ----

     Reference is hereby made to the Indenture, dated as of November 12, 2003 (as amended, the "Indenture"), between Triad Hospitals, Inc., as issuer (the "Company") and Citibank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $            aggregate
                                                  -----------
principal amount of:

     (a)  [_] a beneficial interest in a Global Note, or

     (b)  [_] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ----------------------------------------
                                        [Insert Name of Accredited Owner]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:
      ------------------
                                      F-2